                             AGREEMENT FOR FINANCING


     THIS AGREEMENT FOR FINANCING is made and entered into as of this 21st day of March, 1997, by and between Titan Pharmaceuticals, Inc., ("Titan") and Ansan Pharmaceuticals, Inc. ("Ansan").

     THE PARTIES AGREE AS FOLLOWS:

     1.   CONVERTIBLE DEBENTURE

          Titan has advanced $1 million to Ansan in return for a convertible debenture (the "Debenture") of even date herewith. The Debenture is convertible at the option of Titan at any time prior to June 21, 1997 for the purchase of 333,333 shares of Ansan's Common Stock, $0.001 par value (the "Ansan Common Stock"), reflecting a conversion price of $3.00 per share.

     2.   INITIAL OPTION

          Ansan has granted to Titan an option of even date herewith (the "Initial Option") exercisable at any time prior to June 21, 1997 to purchase 333,333 shares of Ansan Common Stock at a purchase price of $3.00 per share payable in cash.

     3.   ANCILLARY DOCUMENTS

          In the event Titan converts the Debenture, Ansan and Titan shall enter into a Debenture Conversion Agreement, a First Option Agreement, a Second Option Agreement, a Shareholders Agreement, and a Corporate Services Agreement in substantially the forms attached to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                   ANSAN PHARMACEUTICALS, INC.

                                   By:   /s/Vaughan H.J. Shalson

                                   Title: President and Chief Executive Officer

                                   TITAN PHARMACEUTICALS, INC.

                                   By:   /s/Louis R. Bucalo

                                   Title: President and Chief Executive Officer

                               Optionee:  Titan Pharmaceuticals, Inc.

                               Address:    400 Oyster Point Blvd.
                                           South San Francisco, California 94080


                           ANSAN PHARMACEUTICALS, INC.
                            INITIAL OPTION AGREEMENT

          INITIAL OPTION AGREEMENT dated March 21, 1997 between Ansan Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Titan Pharmaceuticals, Inc. (the "Optionee").

          1. GRANT OF OPTION. Pursuant to the provisions of Section 2 of the Agreement for Financing dated March 21, 1997 (the "Agreement for Financing"), the Company hereby grants to the Optionee on the date hereof the right and option to purchase Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) of its shares of Common Stock, $.001 par value (the "Initial Option Shares"), at an option price equal to $3.00 per Initial Option Share (the "Initial Option").

          2. OPTION PERIOD. The option granted hereby shall expire on June 21, 1997.

          3.   EXERCISE OF OPTION.

               B. The Optionee may exercise the option hereby in whole only, at any time, from and after the date hereof, up to its expiration date.

               B. The Optionee may exercise the option hereby granted by delivering to the Company a written notice duly signed by the Optionee accompanied by payment of an amount equal to the full purchase price for the Initial Option Shares to be purchased. Within seven days after receipt by the Company of such notice and payment, the Company shall issue the Initial Option Shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

               C. The Optionee shall execute and deliver to the Company upon purchase of the Initial Option Shares a "lock-up" agreement in the form attached hereto as Appendix A.

          4. NON-TRANSFERABILITY OF OPTION. This option shall not be transferable and may be exercised only by the Optionee, except that it may be transferred to and exercised by a wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with the Optionee (other than the Company); provided that such transferee assumes in writing all of the obligations of the Optionee hereunder.

          5. TAX STATUS. The option hereby granted is a non-statutory stock option i.e., one not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

          6. PURCHASE FOR INVESTMENT. As a condition to the exercise of the option hereby granted, the written notice of election in the form attached hereto as Exhibit A shall include a representation by the Optionee that the Initial Option Shares are being purchased for investment and not for distribution or resale.

          7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the

United States mails, as follows:

          To the Optionee:    Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 244-4956

          To the Company:     Ansan Pharmaceuticals,  Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          8. GOVERNING LAW. The parties hereto hereby acknowledge and agree that the option granted hereby is granted in the State of California and any shares issued upon exercise of the option will be issued in the State of California. This Agreement, as well as the grant of such option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of California applicable to the agreements made and to be performed entirely within such state.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ANSAN PHARMACEUTICALS, INC.


                                   By:  /s/Vaughan H.J. Shalson


                                   TITAN PHARMACEUTICALS, INC., Optionee


                                   By: /s/Louis R. Bucalo

                                    Exhibit A


                                  PURCHASE FORM


                         (To be signed and delivered to
                        Ansan Pharmaceuticals, Inc. upon
                         exercise of the Initial Option)



          The undersigned, the holder of the foregoing Initial Option, hereby irrevocably elects to exercise the Nonstatutory Option for the purchase
of       shares of Common Stock  (the "Initial Shares") of Ansan
Pharmaceuticals, Inc. and herewith makes payment of $            ($3.00 per
share) therefor, plus $          ($     per share) for withholding
tax, if any, required in connection with the exercise of the Nonstatutory Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to ___________ whose address(es) is/are
_______________________.

         The undersigned represents that the Shares are being purchased for investment and not for distribution or resale.





                                       ________________________________________
                                       Signature



Dated:

                                                                      APPENDIX A
                                                                         LOCK-UP

                                LOCK-UP AGREEMENT



Ansan Pharmaceuticals, Inc.
400 Oyster Point Boulevard, Suite 435
South San Francisco, CA  94080

Gentlemen:

          Pursuant to Section 3.C of the Initial Option Agreement dated March , 1997 (the "Initial Option Agreement") between Ansan Pharmaceuticals, Inc. ("Ansan") and Titan Pharmaceuticals, Inc. ("Titan"), the undersigned hereby represents that:

          1. For the period commencing on the date hereof and expiring on the second anniversary of the exercise date of the Initial Option (as such term is defined in the Initial Option Agreement), the undersigned will not sell, assign, or transfer any of the Initial Shares Option Shares purchased by Titan pursuant to the terms of the Initial Option Agreement without the prior written consent of Ansan, (which consent will require the approval of a majority of the non-Titan members of Ansan's Board of Directors) except as otherwise provided herein.

          2. In order to enforce the foregoing covenant, Ansan may impose stop-transfer instructions with respect to such shares until the end of such period.

          3.   The restrictions on transfer set forth herein shall not apply to
(i) any third-party acquisitions of Ansan's securities by means of a tender offer, merger or otherwise or (ii) any private sale or transfer, provided the recipient of the shares agrees to be bound by this Lock-Up Agreement.



                                       _________________________________________

                                       _________________________________________
                                       Print Name


                                       _________________________________________
                                       Date

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF ANSAN PHARMACEUTICALS, INC., AND UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY DEBENTURE ISSUED IN EXCHANGE FOR THIS DEBENTURE.

                           ANSAN PHARMACEUTICALS, INC.


MARCH 21, 1997                                                        $1,000,000


                              CONVERTIBLE DEBENTURE


          ANSAN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Titan Pharmaceuticals, Inc. (the "Payee") at the offices of the Company, the principal sum of One Million Dollars ($1,000,000) (the "Principal Amount"). Interest on the Debenture shall accrue on the Principal Amount outstanding at a rate equal to two percent above the prime rate of Citibank, N.A. in New York, New York computed on a daily basis and as adjusted as announced from time to time. Principal and interest on this Debenture shall be payable on April 30, 1998 (the "Maturity Date"), subject to the provisions of Sections 1 and 2 herein. Principal and interest on the Debenture shall be payable in (i) such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (ii) such securities of the Company as determined in accordance with and subject to the provisions of Section 6 hereof.

          1. INTEREST ON THE DEBENTURE. In the event that this Debenture is converted pursuant to the provisions of section 5(A) hereof prior to the Maturity Date, the Payee hereby waives any interest due on this Debenture.

          2.   PREPAYMENT.    The Principal Amount may be prepaid by the Company
at any time after the expiration of the Conversion Termination Date (as defined herein), together with accrued interest, in whole or in part, without penalty.

          3. COVENANTS OF COMPANY. The Company covenants and agrees that, so long as this Debenture shall be outstanding, it will:

(i) Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(ii) Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company;

(iii) At all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needed and proper repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business;

(iv) To the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations in the Company's industry and carry such other insurance as is usually carried by similar corporations in the Company's industry;

(v) At all times keep true and correct books, records and accounts. Such books and records shall be open at reasonable times and upon reasonable notice for the inspection of Payee or its agents; and

(vi) Except for the incurrence of any indebtedness (including without limitation, the incurrence of any guarantee or contingent payment obligation with respect thereto) secured by a lien, mortgage or guarantee on the property (whether real or personal) or equipment of the Company and any refinancings or replacements thereto or trade debt or other current liabilities incurred in the ordinary course of business, nor incur any indebtedness whatsoever which indebtedness does not expressly provide that it is wholly subordinated in right of payment to the indebtedness evidenced by this Debenture.

          4.   EVENTS OF DEFAULT

               A. This Debenture shall become due and payable upon written demand made by the Payee if one or more of the following events, herein called events of default, shall happen and be continuing:

(i) Default in the payment of the principal and accrued interest on this Debenture when and as the same shall become due and payable;

(ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for ten
(10) business days after receipt of written notice thereof, specifying such default, shall have been given to the Company by the holder of the Debenture;

(iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

(iv) Admission in writing of the Company's inability to pay its debts as they mature;

(v)       General assignment by the Company for the benefit of creditors;

(vi) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

(vii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

(viii) Default (other than a default existing on the date of this Debenture) in the payment of any outstanding indebtedness in excess of $125,000 principal amount or is the due observance or performance of any material covenant, condition or agreement on the part of the Company with respect to any outstanding indebtedness in excess of $125,000 with the result that such outstanding indebtedness shall become due and payable prior to the due date otherwise specified therefor and such default shall continue uncured or such acceleration shall not be rescinded or annulled within thirty (30) days after written notice thereof to the Company from the Payee of this Debenture;

(ix)      The sale by the Company of substantiality all of its assets; or

(x) The merger by the Company with or into another corporation, other than for purposes of changing domicile, where the Company is not the surviving corporation.

               B. The Company agrees that notice of the occurrence of any event of default will be promptly given to the Payee at its registered address by certified mail.

               C. In case of any one or more of the events of default specified above shall happen and be continuing, the Payee may proceed to protect and enforce its rights by suit in the specific performance of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture or may proceed to enforce the payment of this Debenture or to enforce any other legal or equitable rights as such holder.

          5.   CONVERSION OF DEBENTURE

               A. At any time prior to 5:00 p.m. California time on June 20, 1997 (the "Conversion Termination Date"), the Principal Amount may be converted at the option of the Payee (the "Optional Conversion") into 333,333 shares of Common Stock (the "Optional Conversion Securities'), reflecting a conversion price of $3.00 per share.

               B. The Payee desiring to exercise its option to convert this Debenture pursuant to clause (A) hereof shall deliver this Debenture to the Company at its principal executive office, accompanied by a written request to convert, specifying the name or names in which the certificate or certificates for the Optional Conversion Securities are to be issued. The foregoing notwithstanding, no holder of this Debenture shall be entitled to transfer this Debenture by conversion without first complying with all applicable restrictions on the transfer of this Debenture. For the purposes of clause (A) hereof, the Conversion Date will be the date of delivery of this Debenture to the Company and the person entitle to receive certificates evidencing the Optional Conversion Securities shall be regarded for all corporate purposes from and after such date as the record holder of the Optional Conversion Securities to which it is entitled upon the conversion. The Optional Conversion Securities shall be delivered to the Payee within five days after the Conversion Date. The Company may rely on record ownership of this Debenture for all corporate purposes, notwithstanding any contrary notice.

               C. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of the Optional Conversion Securities provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name or other than that of the holder of this Debenture, and the Company shall not be required to issue or delivery any such certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

               D. The Optional Conversion Securities will upon issuance by the Company in accordance with the terms of this Debenture be validly issued, free from all taxes and liens with respect to the issuance thereof and fully paid and non-assessable.

          6.   RESERVATION OF SHARES

               The Company covenants and agrees that, during the period within which this Debenture remains outstanding, the Company will at all times have authorized and reserved, solely for the purpose of the Optional Conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for such conversion.

          7.   NON-TRANSFERABILITY

               This Debenture is non-negotiable and is not transferable without the prior written consent of the Company.

          8.   MISCELLANEOUS

               A. The Company may consider and treat the person in whose name this Debenture shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Debenture shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Debenture may be registered in the name of the transferee. This Debenture is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Debenture not registered at the time of sending the communication.

               B. Payment of the Principal Amount, together with accrued interest thereon, shall be made to the registered owner of this Debenture upon presentation of this Debenture upon or after the Maturity Date, unless previously converted in accordance with the provisions of Section 4 herein.

               C. This Debenture shall be construed and enforced in accordance with the laws of the State of Delaware.

               D. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          To Titan:           Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.:  (415) 244-4956


          To Ansan:           Ansan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, CA  94080
                              Attention:  President
                              Telecopy No.:  (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by an authorized officer.


                                     ANSAN PHARMACEUTICALS, INC.



                                     By:/s/Vaughan Shalson
                                          Vaughan Shalson
                                          President and Chief Executive Officer

                         DEBENTURE CONVERSION AGREEMENT


          DEBENTURE CONVERSION AGREEMENT ("Agreement"), dated as of June __, 1997 (the "Initial Closing"), by and between Titan Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan").

          The Company and Ansan are parties to an agreement for financing (the "Agreement for Financing") and a convertible debenture (the "Debenture") both dated March __, 1997.

          In consideration of the premises and the mutually dependent covenants and agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEBENTURE CONVERSION; GRANT OF OPTIONS

          1.1 TERMS OF INITIAL SHARE PURCHASE. At the Initial Closing, subject to the terms and conditions of the Agreement for Financing and the Debenture and in reliance upon the representations, warranties and agreements contained herein, the Company will purchase from Ansan 333,333 shares (the "Initial Shares") of Ansan's Common Stock, $.001 par value (the "Ansan Common Stock") for an aggregate purchase price of $1,000,000 or $3.00 per share. The Company shall execute and deliver to Ansan at the Initial Closing a "lock-up" agreement with respect to the Initial Shares in the form attached hereto as Appendix A.

          1.2 TERMS OF FIRST OPTION GRANT. At the Initial Closing, Ansan shall grant to Titan an option in the form attached hereto as Appendix B (the "First Option"), exercisable for the two-year period commencing on the date of the Initial Closing, to purchase up to 1,630,000 shares of Ansan Common Stock (the "First Option Shares") for a purchase price of $3.75 per share. The Company's right to exercise the First Option may be suspended by Ansan during any period (not to exceed 90 days) in which Ansan is negotiating, or is under contract for, a third-party acquisition of Ansan.

          1.2(a) MANDATORY EXERCISE OF FIRST OPTION. The Company shall, within 30 days after the receipt of at least $20,000,000 in aggregate gross proceeds from the exercise of the Company's outstanding Class A Warrants (the "Titan Warrants"), exercise the First Option for the purchase of not less than 545,000 of the First Option Shares (inclusive of First Option Shares previously purchased). The Company shall, within 180 days after the receipt of at least $35,000,000 in aggregate gross proceeds from the exercise of the Titan Warrants, exercise the First Option for the purchase of not less than 1,090,000 of the First Option Shares (inclusive of First Option Shares previously purchased). The Company shall, within 270 days after the receipt of at least $35,000,000 in aggregate gross proceeds from the exercise of the Titan Warrants, exercise the First Option for all of the First Option Shares (inclusive of First Option Shares previously purchased). The Company shall execute and deliver to Ansan upon each purchase of First Option Shares pursuant to this Section 1.2 a "lock-up" agreement in the form attached hereto as

Appendix A.

          1.2(b) REDUCTION IN MANDATORY EXERCISE OBLIGATION. Under the terms of the Agreement for Financing, Ansan granted to the Company the Initial Option to purchase 333,333 shares of Ansan Common Stock prior to June __, 1997.

               Notwithstanding anything to the contrary contained in Section 1.2(a), the Company's obligations to exercise the First Option shall be modified according to whether or not they exercised the Initial Option, as follows:

               i) In the event that the Company has exercised the Initial Option, if Ansan completes any public or private equity financings for an aggregate amount in excess of $1,000,000 prior to the date a stock purchase obligation of the Company under this Debenture Conversion Agreement arises, then the Company shall be under no obligation to exercise the First Option;

               ii) In the event that the Company has not exercised the Initial Option, if Ansan completes any public or private equity financings for an aggregate amount in excess of $2,000,000 prior to the date a stock purchase obligation of the Company under this Debenture Conversion Agreement arises, then the Company shall be under no obligation to exercise the First Option.

          1.3. TERMS OF SECOND OPTION GRANT. At the Initial Closing, Ansan shall grant to Titan an option in the form attached hereto as Appendix C (the "Second Option"), exercisable at any time until August 8, 2000, to purchase up to 500,000 shares of Ansan Common Stock (the "Second Option Shares") for a purchase price of $6.50 per share. The expiration date of the Second Option will be extended if, and to the same extent as, Ansan extends the expiration date of its outstanding Class A Warrants. The Company's right to exercise the Second Option may be suspended by Ansan during any period (not to exceed 90 days) in which Ansan is negotiating, or is under contract for, a third-party acquisition of Ansan.

SECTION 2.     CLOSING, PAYMENT AND DELIVERY

          2.1 INITIAL CLOSING DATE AND PLACE OF CLOSING. The Initial Closing shall be held as soon as practicable, and in no event later than the fifth business day, following the execution of this Agreement on such date as the parties may agree to and shall be held at the offices of Ansan or such other place as the parties may agree to.

          2.2 INITIAL PAYMENT AND DELIVERY. The Initial Purchase Price shall be payable as follows: at the Initial Closing, the Company will pay or cause to be paid to Ansan by certified or bank check or by wire funds transfer
$1,000,000.   Ansan shall deliver at the Initial Closing certificates,
registered in such name or names as the Company may designate at least 24 hours prior to the Initial Closing Date, representing the Initial Shares so purchased.

          2.3 COVENANT OF REASONABLE BEST EFFORTS AND GOOD FAITH. Ansan and the Company agree to use their respective reasonable best efforts and to act in good faith to cause to occur all conditions to closing the transactions contemplated by this Agreement which are in their respective control.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF ANSAN

          Ansan represents and warrants to the Company that:

          3.1 CORPORATE POWER QUALIFICATION AND STANDING. Ansan is validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to transact business in each jurisdiction in which its ownership of property or conduct of activities requires such qualification, except where the failure to so qualify would not materially adversely affect the operations of Ansan. Ansan has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

          3.2 SEC REPORTS; FINANCIAL STATEMENTS. The Ansan Common Stock and Ansan's Class A and Class B Warrants are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934. The Company has received Ansan's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995 and its quarterly reports on Form 10-QSB and definitive proxy statement filed with the SEC since the filing of such Form 10-KSB (collectively, the "SEC Reports"). The SEC Reports did not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of Ansan included in the SEC Reports (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of Ansan and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

          3.3 AUTHORIZATION; NO CONFLICT. Execution and delivery of this Agreement, issuance and sale of the Initial Shares and the issuance of the First Option and Second Option have been duly authorized and the Initial Shares, when issued and paid for at the Initial Closing, will be validly issued, fully paid and non-assessable. Performance by Ansan of its obligations under this Agreement will not conflict with or violate (i) the charter documents or bylaws of Ansan, (ii) any indenture, loan agreement, lease, mortgage or other material agreement binding on Ansan, (iii) any order of a court or administrative agency binding on Ansan, or (iv) any applicable law or governmental regulation; except in each case for any such conflicts or violations which would not have a material adverse affect on Ansan; and such performance does not and will not require the permission or approval of any governmental agency, and will not result in the imposition or creation of any lien or charge against any assets of Ansan.

          3.4 MATERIAL AGREEMENTS; NO DEFAULTS. No material default on the part of Ansan (including any event which, with notice or the passage of time, would constitute a default) exists under any material indenture, loan agreement, lease, mortgage or other material agreement to which Ansan is a party (the "Material Agreements")

          3.5 MATERIAL LIABILITIES. Except for liabilities or obligations disclosed in or contemplated by the Financial Statements or the SEC Reports, and obligations under the Material Agreements, Ansan has no material liabilities or obligations other than liabilities arising in the ordinary course of business, subsequent to the date of the most recent Financial Statements or SEC Reports.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Ansan that:

          4.1 CORPORATE POWER AND AUTHORITY. The Company is validly existing and in good standing with all requisite power and authority to enter into this Agreement and carry out its obligations hereunder and has taken all actions necessary to authorize it to enter into this Agreement and carry out such obligations.

          4.2 INVESTMENT. The Company is acquiring the Initial Shares and will acquire the First Option Shares and the Second Option Shares for its own account for investment and not with the view to, or for resale in connection with, any distribution thereof. The Company has no present intention to sell the Initial Shares, the First Option Shares or the Second Option Shares and has no
arrangement to sell such shares to or through any person or entity.   The
Company understands that the Initial Shares, the First Option, The Second Option, the First Option Shares or the Second Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act") nor qualified under any State blue sky law by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

          4.3 NO CONFLICT. Performance by the Company under this Agreement will not conflict with or violate (i) the Company's certificate of incorporation or by-laws, (ii) any indenture, loan agreement, lease, mortgage or other material agreement binding on the Company, (iii) any order of a court or administrative agency binding on the Company, or (iv) any applicable law or governmental regulation; and such performance does not and will not require the permission or approval of any governmental agency.

          4.4 RULE 144. The Company acknowledges that the Initial Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Company is aware of the provisions of Rule 144 promulgated under the Act and that the Initial Shares, the First Option, the Second Option, the First Option

Shares and the Second Option Shares are "restricted" securities under Rule
144. The Company acknowledges that Ansan is under no obligation to effect the registration of the Initial Shares.

SECTION 5.     CONDITIONS TO OBLIGATIONS OF THE COMPANY

          The obligation of the Company to purchase the Initial Shares is subject to the fulfillment on or prior to the Initial Closing of each of the following conditions:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ansan shall be true and correct in all material respects on the date of the Initial Closing.

          5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Ansan on or prior to the Initial Closing shall have been performed or complied with in all material respects.

          5.3 OPINION OF ANSAN'S COUNSEL. The Company shall have received from counsel to Ansan an opinion confirming the representations set forth in the first sentence of Section 3.3 hereof, and on the basis of such counsel's review of the Material Agreements and certificates of officers of Ansan as to factual matters, confirming the representations set forth in the second sentence of
Section 3.3 hereof.

          5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Company and its counsel.

          5.5 ANCILLARY AGREEMENTS. Ansan shall have executed a Shareholders Agreement and a Corporate Services Agreement with the Company substantially in the forms attached hereto as Appendix D and E, respectively.

SECTION 6.     CONDITIONS TO OBLIGATIONS OF ANSAN

          Ansan's obligation to sell the Initial Shares is subject to the fulfillment on or prior to the Initial Closing of each of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company shall be true and correct in all material respects on the date of the Initial Closing.

          6.2 LEGAL ISSUANCE. At the time of the Initial Closing, the issuance and purchase of the Initial Shares shall be legally permitted by all laws and regulations to which the Company and Ansan are subject.

          6.3 PAYMENT. Ansan shall concurrently receive payment for the Initial Shares as provided in Section 2 hereof.

SECTION 7.     LEGEND ON SECURITIES

          Each certificate representing the Initial Shares, the First Option Shares and the Second Option Shares (collectively, the "Shares") shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws and the legend set forth in the Lock-Up Agreement):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          Upon request of a holder of Shares, Ansan shall remove the foregoing legend or issue to such holder a new certificate therefor free of any such legend, if Ansan shall have received either an opinion of counsel or a "no-action" letter of the SEC, in either case reasonably satisfactory in substance to Ansan and its counsel, to the effect that such legend is no longer required.

SECTION 8.     NOTICES

          All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          To the Company:     Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, CA  94080
                              Attn:  President
                              Telecopy No. (415) 244-4956

          To Ansan:           Ansan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, CA  94080
                              Attn:  President
                              Telecopy No. (415) 635-0201

          Either party may by notice given in accordance with this section to the other party designate another address or person for receipt of notices hereunder.

SECTION 9.     GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 10.    HEADINGS

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.    AMENDMENTS

          This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TITAN PHARMACEUTICALS, INC.                  ANSAN PHARMACEUTICALS, INC.


By: ________________________________         By: _______________________________
    Louis R. Bucalo, M.D., President             Vaughan Shalson, President

                                                                      APPENDIX A
                                                                         LOCK-UP

                                LOCK-UP AGREEMENT



Ansan Pharmaceuticals, Inc.
400 Oyster Point Boulevard, Suite 435
South San Francisco, CA  94080

Gentlemen:

          Pursuant to Sections 1.1 and 1.2(a) of the Debenture Conversion
Agreement dated June    , 1997 (the "Debenture Conversion Agreement") between
Ansan Pharmaceuticals, Inc. ("Ansan") and Titan Pharmaceuticals, Inc. ("Titan"), the undersigned hereby represents that:

          1. For the period commencing on the date hereof and expiring on the second anniversary of the [Initial Closing] [exercise date of the First Option] (as such term is defined in the Debenture Conversion Agreement), the undersigned will not sell, assign, or transfer any of [the Initial Shares][the First Option Shares] purchased by Titan pursuant to the terms of the Debenture Conversion Agreement without the prior written consent of Ansan, (which consent will require the approval of a majority of the non-Titan members of Ansan's Board of Directors) except as otherwise provided herein.

          2. In order to enforce the foregoing covenant, Ansan may impose stop-transfer instructions with respect to such shares until the end of such period.

          3.   The restrictions on transfer set forth herein shall not apply to
(i) any third-party acquisitions of Ansan's securities by means of a tender offer, merger or otherwise or (ii) any private sale or transfer, provided the recipient of the shares agrees to be bound by this Lock-Up Agreement.



                                       _________________________________________

                                       _________________________________________
                                       Print Name


                                       _________________________________________
                                       Date

                                                                      APPENDIX B
                                                          FIRST OPTION AGREEMENT

                              Optionee: Titan Pharmaceuticals, Inc.

                              Address:  400 Oyster Point Blvd.
                                        South San Francisco, California  94080


                           ANSAN PHARMACEUTICALS, INC.

                              FIRST OPTION AGREEMENT

          FIRST OPTION AGREEMENT dated June   ,1997 between Ansan
Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Titan Pharmaceuticals, Inc. (the "Optionee").

          1. GRANT OF OPTION. Pursuant to the provisions of Section 1.2 of the Debenture Conversion Agreement dated March , 1997 (the "Debenture Conversion Agreement"), the Company hereby grants to the Optionee on the date hereof the right and option to purchase an aggregate of One Million Six Hundred Thirty Thousand (1,630,000) of its shares of Common Stock, $.001 par value (the "First Option Shares"), at an option price equal to $3.75 per First Option Share.

          2. OPTION PERIOD. The option granted hereby shall expire on the second anniversary of the date hereof.

          3.   EXERCISE OF OPTION.

               A. The Optionee may exercise the option hereby, in whole or in part, from and after the date hereof, subject to the Company's right, in accordance with Section 1.2 of the Debenture Conversion Agreement, to suspend exercise for a period not to exceed 90 days.

               B. The Optionee shall be obligated to exercise the option hereby granted as provided in Sections 1.2(a) and 1.2(b) of the Debenture Conversion Agreement.

               C. The Optionee may exercise the option hereby granted by delivering to the Company a written notice duly signed by the Optionee accompanied by payment of an amount equal to the full purchase price for the First Option Shares to be purchased. Within seven days after receipt by the Company of such notice and payment, the Company shall issue the First Option Shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

          4. NON-TRANSFERABILITY OF OPTION. This option shall not be transferable and may be exercised only by the Optionee, except that it may be transferred to and exercised by a wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with the Optionee (other than the Company); provided that such transferee assumes in writing all of the obligations of the Optionee hereunder.

          5. TAX STATUS. The option hereby granted is a non-statutory stock option i.e., one not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

          6. PURCHASE FOR INVESTMENT. As a condition to the exercise of the option hereby granted, the written notice of election in the form attached hereto as Exhibit A shall include a representation by the Optionee that the First Option Shares are being purchased for investment and not for distribution or resale.

          7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          To the Optionee:    Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 244-4956

          To the Company:     Ansan Pharmaceuticals,  Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          8. GOVERNING LAW. The parties hereto hereby acknowledge and agree that the option granted hereby is granted in the State of California and any shares issued upon exercise of the option will be issued in the State of California. This Agreement, as well as the grant of such option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of California applicable to the agreements made and to be performed entirely within such state.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ANSAN PHARMACEUTICALS, INC.


                                   By:__________________________________________



                                   TITAN PHARMACEUTICALS, INC., Optionee


                                   By:__________________________________________

                                    Exhibit A


                                  PURCHASE FORM


                         (To be signed and delivered to
                        Ansan Pharmaceuticals, Inc. upon
                          exercise of the First Option)



          The undersigned, the holder of the foregoing First Option, hereby irrevocably elects to exercise the Nonstatutory Option for the purchase
of         shares of Common Stock  ("Shares") of Ansan Pharmaceuticals,
Inc. and herewith makes payment of $                         ($3.75 per
share) therefor, plus $          ($     per share) for withholding tax, if
any, required in connection with the exercise of the Nonstatutory Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to _________________________ whose address(es) is/are
_____________________.

          The undersigned represents that the Shares are being purchased for investment and not for distribution or resale.





                                   __________________________________________
                                   Signature



Dated:

                                                                      APPENDIX C
                                                         SECOND OPTION AGREEMENT

                              Optionee: Titan Pharmaceuticals, Inc.

                              Address:  400 Oyster Point Blvd.
                                        South San Francisco, California  94080


                           ANSAN PHARMACEUTICALS, INC.

                             SECOND OPTION AGREEMENT

          SECOND OPTION AGREEMENT dated June   , 1997 between Ansan
Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Titan Pharmaceuticals, Inc. (the "Optionee").

          1. GRANT OF OPTION. Pursuant to the provisions of Section 1.3 of the Debenture Conversion Agreement dated March , 1997 (the "Debenture Conversion Agreement"), the Company hereby grants to the Optionee on the date hereof the right and option to purchase an aggregate of Five Hundred Thousand (500,000) of its shares of Common Stock, $.001 par value (the "Second Option Shares"), at an option price equal to $6.50 per Second Option Share.

          2. OPTION PERIOD. The option granted hereby shall expire on August 8, 2000 unless extended pursuant to the provisions of Section 1.3 of the Debenture Conversion Agreement.

          3.   EXERCISE OF OPTION.

               A. The Optionee may exercise the option hereby, in whole or in part, from and after the date hereof, subject to the Company's right, in accordance with Section 1.3 of the Debenture Conversion Agreement, to suspend exercise for a period not to exceed 90 days.

               B. The Optionee may exercise the option hereby granted by delivering to the Company a written notice duly signed by the Optionee accompanied by payment of an amount equal to the full purchase price for the Second Option Shares to be purchased. Within seven days after receipt by the Company of such notice and payment, the Company shall issue the Second Option Shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

          4. NON-TRANSFERABILITY OF OPTION. This option shall not be transferable and may be exercised only by the Optionee, except that it may be transferred to and exercised by a wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with the Optionee (other than the Company); provided that such transferee assumes in writing all of the obligations of the Optionee hereunder.

          5. TAX STATUS. The option hereby granted is a non-statutory stock option i.e., one not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

          6. PURCHASE FOR INVESTMENT. As a condition to the exercise of the option hereby granted, the written notice of election in the form attached hereto as Exhibit A shall include a representation by the Optionee that the Second Option Shares are being purchased for investment and not for distribution or resale.

          7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          To the Optionee:    Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 244-4956

          To the Company:     Ansan Pharmaceuticals,  Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          8. GOVERNING LAW. The parties hereto hereby acknowledge and agree that the option granted hereby is granted in the State of California and any shares issued upon exercise of the option will be issued in the State of California. This Agreement, as well as the grant of such option and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of California applicable to the agreements made and to be performed entirely within such state.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ANSAN PHARMACEUTICALS, INC.

                                   By:__________________________________________



                                   TITAN PHARMACEUTICALS, INC., Optionee


                                   By:__________________________________________

                                    Exhibit A


                                  PURCHASE FORM


                         (To be signed and delivered to
                        Ansan Pharmaceuticals, Inc. upon
                         exercise of the Second Option)



          The undersigned, the holder of the foregoing Second Option, hereby irrevocably elects to exercise the Nonstatutory Option for the purchase
of        shares of Common Stock  ("Shares") of Ansan Pharmaceuticals,
Inc. and herewith makes payment of $                         ($6.50 per
share) therefor, plus $          ($     per share) for withholding tax, if
any, required in connection with the exercise of the Nonstatutory Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to _________________ whose address(es) is/are ________________
________________________.

          The undersigned represents that the Shares are being purchased for investment and not for distribution or resale.




                                      __________________________________________
                               Signature



Dated:

                                                                      APPENDIX D
                                                         SHAREHOLDER'S AGREEMENT

                             SHAREHOLDER'S AGREEMENT


          SHAREHOLDER'S AGREEMENT ("Agreement"), dated as of June __, 1997, by and between Titan Pharmaceuticals, Inc., a Delaware corporation ("Titan") and Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan").

                                R E C I T A L S:

          WHEREAS, Titan currently owns approximately 44% of the issued and outstanding capital stock of Ansan;

          WHEREAS, Titan and Ansan have entered into a Debenture Conversion Agreement of even date herewith (the " Debenture Conversion Agreement") pursuant to which Titan will provide certain financing to Ansan, a portion of which will be contingent upon the exercise of Titan's outstanding Class A Warrants;

          WHEREAS, the parties agree that as a condition to such financing, Titan and Ansan must provide for certain protections for Titan's equity interest in Ansan.

          NOW, THEREFORE, in consideration of the premises and the mutually dependent covenants and agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     RIGHT TO PURCHASE SHARES

          Subject to the terms and conditions specified in this Agreement, Ansan hereby grants to Titan a right to purchase Shares (as hereinafter defined) of Ansan in connection with future issuances by Ansan of its Shares. Each time Ansan proposes to offer (an "Offer") any shares of, or securities convertible into or exchangeable for any shares of, any class of its capital stock ("Shares"), Ansan shall offer Shares to Titan in accordance with the following provisions:

          (a) Ansan shall deliver a notice by hand delivery or certified mail ("Notice") to Titan stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any upon which it proposes to offer such Shares.

          (b) By written notification received by Ansan, within twenty (20) business days after receipt of the Notice, Titan may elect to purchase or obtain, at the price and on the terms specified in the Notice (or, in the event of a Transaction Issuance, as defined below, at Fair Market Value, as defined below), up to that portion of such Shares as is necessary to preserve Titan's Equity Interest in Ansan (calculated as hereinafter set forth) in Ansan at greater than fifty percent (50%) (the "Majority Interest"). Titan's Equity Interest shall be a fraction the numerator of which shall be the number of shares of Common Stock of Ansan held by the Company, and the denominator of which shall be the total number of shares of Ansan Common Stock outstanding plus the total number of shares of Ansan Common Stock issuable upon exercise of all outstanding securities convertible into or exercisable for shares of Ansan Common Stock without payment of any additional consideration. Notwithstanding the foregoing, subject to the termination provisions contained in Section 6, if Ansan delivers a Notice at any time after Titan has failed to exercise its right to maintain the Majority
Interest, Titan may elect to purchase or obtain, at the price and on the terms specified in the Notice, one half of the Shares proposed to be sold in the Notice.

          (c) If all Shares referred to in the Notice which Titan is entitled to purchase pursuant to Section 1(b) are not elected to be purchased as provided in Section 1(b) hereof, Ansan may, during the ninety (90) day period following expiration of the period provided in Section 1(b) hereof, offer the same number of Shares offered to Titan to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. In the event of any change in the number of Shares offered, or in the price or other material terms of any Offer, Ansan shall provide a new notice to Titan and the same procedures with respect to such revised Offer shall be followed. If Ansan does not enter into an agreement for the sale of the Shares within the specified period, or if such agreement is not consummated within one
hundred eighty (180) days following the expiration of the period   provided in
Section 1(b) hereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Titan in accordance herewith.

          (d) In the event of a proposed offer or issuance by Ansan of any Shares in connection with a bona fide research, licensing, or corporate collaboration or partnership, or in connection with an equipment lease financing (a "Transaction Issuance"), Ansan shall offer Titan the right to purchase such number of Shares as is necessary to preserve the Majority Interest, at a purchase price equal to the fair market value of Ansan's Common Stock (the "Fair Market Value") on the date of the Transaction Issuance, Fair Market Value shall mean the average of the closing bid and asked prices on the Nasdaq SmallCap Market (or the average of the last sale prices on the Nasdaq National Market or a national securities exchange) of Ansan's Common Stock for the ten (10) business days immediately preceding the date of the Transaction Issuance. In the event of a Transaction Issuance, the same procedures set forth in Sections 1(a) and (b) hereof shall be followed.

          (e) If on any date (the "Trigger Date"), Titan's Equity Interest falls below the Majority Interest either because of its failure to exercise its rights under this Agreement or its failure to maintain the Majority Interest through open market stock purchases, Titan shall have the option, exercisable one time only for a period of ninety (90) days from the Trigger Date, to purchase from Ansan such number of shares of Common Stock at the then Fair Market Value as will enable Titan to reestablish the Majority Interest.

          (f) The right to purchase Shares pursuant to this Section 1 shall not be applicable to Shares issuable or issued to employees, advisors, consultants or outside directors of Ansan pursuant to a stock option plan, stock purchase plan or other employee benefit plan approved by the Board of Directors and stockholders of Ansan.

          (g) The rights set forth in this Section 1 may not be assigned or transferred without the prior written consent of Ansan, except that such rights are assignable by Titan to a wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act of 1933, as amended, (the "Act") controlling, controlled by or under common control with Titan.

          (h)  In consideration of the rights granted to Titan pursuant to this
Section 1, Titan hereby agrees that until this Agreement is terminated, it will not, either directly or indirectly (including by acting in concert with any other party) allow its Equity Interest in Ansan to exceed 70%. In the event Titan's Equity Interest in Ansan shall exceed 70% at any time (other than as a result of (i) a stock repurchase or any other action by Ansan or (ii) any purchase of equity securities of Ansan by Titan pursuant to the terms of the Purchase Agreement), Titan shall promptly inform Ansan and, upon the request of Ansan or the Independent Directors (as defined below), promptly sell or cause to be sold those Shares constituting such excess.

SECTION 2.     GOING PRIVATE TRANSACTION

          (a) Titan agrees that neither Titan nor any of its Affiliates (provided, that for the purposes of this Section 2(a), Ansan shall not be deemed to be an Affiliate of Titan) will sponsor, support or participate in, directly or indirectly, any transaction which is subject to or required to be disclosed on Schedule 13E-3 and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), related thereto, unless such transaction has first been approved by a vote of the majority of the Independent Directors (as defined herein) following their receipt of an opinion from a nationally recognized and independent investment banking firm, that the subject transaction is fair, from a financial point of view, to the stockholders of Ansan other than Titan.

          (b) Notwithstanding Subsection 2(a) hereof, in the event that Titan proposes a "Rule 13E-3 transaction" as defined in Rule 13E-3 promulgated under the Exchange Act, Titan hereby agrees that it will comply with all of the requisite requirements of such Rule.

SECTION 3.     VOTING AGREEMENT

          (a) The parties agree that the number of members of the Board of Directors of Ansan shall be fixed at seven in accordance with the By-Laws of Ansan. The parties agree that the Board of Directors of Ansan shall include
(i) no more than four (4) directors designated by Titan and (ii) three (3) directors who are not affiliated with Titan (the "Independent Directors") and have been designated by the members of the Board of Directors of Ansan then in office, which members may change from time to time. The parties further agree that the Board of Directors shall maintain a Nominating Committee consisting of four (4) people, no more than two (2) of whom shall be designated by Titan.

          (b) Titan agrees not to take any action to amend the Certificate of Incorporation of Ansan unless such amendment is first approved by a majority of the Board of Directors of Ansan and a majority of the Independent Directors.

          (c) Titan agrees to cause its Shares to be voted in favor of the current Independent Directors at the annual meeting of shareholders held by Ansan during 1997.

SECTION 4.     TRANSACTIONS WITH TITAN AND ITS AFFILIATES

          Titan agrees that it will not, and will use its best efforts to cause its Affiliates not to, enter into or be a party to any transaction with Ansan without the prior approval of a majority of the Independent Directors and that such transaction shall have fair and reasonable terms which are no less favorable to Ansan than Ansan would obtain in a comparable arm's-length transaction with an unaffiliated party. For purposes of this Agreement, "Affiliate" shall mean any person controlling, controlled by or under direct or indirect common control with Titan Pharmaceuticals, Inc., the term "control" meaning the power to direct the management and policies.

SECTION 5.     REMEDY FOR BREACH

          The parties hereby acknowledge that in the event of any breach of Sections 1, 2, 3 and 4 of this Agreement, the non-breaching party would have no adequate remedy at law and could suffer substantial and irreparable damages. Accordingly, the parties agree that, in such event, the non-breaching party shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the non-breaching party to claim damages, to obtain a temporary and/or permanent injunction (without providing a breach therefor) to restrain any such provision, all without prejudice to any and all other remedies which the non-breaching party may have at law or equity.

SECTION 6.     TERM

          The term of this Agreement shall commence upon the closing of the Debenture Conversion Agreement and shall continue indefinitely unless terminated by mutual consent of the parties hereto; provided, however, that this Agreement shall terminate at such time as Titan's Equity Interest is less than 33_% for a period of not less than ninety (90) consecutive calendar days.

SECTION 7.     LEGEND ON SECURITIES

          Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          Upon request of a holder of Shares, Ansan shall remove the foregoing legend or issue to such holder a new certificate therefor free of any such legend, if Ansan shall have received either an opinion of counsel or a "no-action" letter of the SEC, in either case reasonably satisfactory in substance to Ansan and its counsel, to the effect that such legend is no longer required.

SECTION 8.     COMPLETE AGREEMENT; CONSTRUCTION

          This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 9.     GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

SECTION 10.    NOTICES

          Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          To Titan:     Titan Pharmaceuticals, Inc.
                        400 Oyster Point Boulevard, Suite 505
                        South San Francisco, California  94080
                        Attention:  President
                        Telecopy No.: (415) 244-4956

          To Ansan:     Ansan Pharmaceuticals,  Inc.
                        400 Oyster Point Boulevard, Suite 435
                        South San Francisco, California  94080
                        Attention:  President
                        Telecopy No.: (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

SECTION 11.    SHARE OWNERSHIP

          For purposes of this Agreement, Titan shall be deemed to own, and Titan's Equity Interest shall include, all Ansan Shares owned beneficially, directly and indirectly, by Titan, its wholly-owned subsidiaries, parent and any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with Titan.

SECTION 12.    HEADINGS

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 13.    AMENDMENTS

          This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              TITAN PHARMACEUTICALS, INC.


                              By: ________________________________
                                  Louis R. Bucalo, M.D., President


                              ANSAN PHARMACEUTICALS, INC.


                              By:  _______________________________
                                   Vaughan Shalson, President

                                                                      APPENDIX E
                                                    CORPORATE SERVICES AGREEMENT

                          CORPORATE SERVICES AGREEMENT

          CORPORATE SERVICES AGREEMENT (this "Agreement"), dated as of June
     , 1997, by and between Titan Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan").

          WHEREAS, prior to the execution hereof, the Company provided certain managerial, administrative and financial services to Ansan, including, among other things, financial and treasury functions, tax services, administration of employee benefit plans and human resources (as more fully described in Section 1(a) hereof, the "Services"); and

          WHEREAS, to facilitate the Company's and Ansan's separate ongoing businesses and to reduce unnecessary additional overhead and personnel costs, the Company and Ansan desire to enter into this Agreement to set forth the terms upon which the Company will continue to provide the Services to Ansan.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1    SERVICES.

               (a) Ansan hereby engages to provide, and the Company agrees to provide, to Ansan in a timely and acceptable manner in conformity with the service requirements of Ansan and standards of the Company, as of the date hereof, the following services, which shall be provided throughout the term of the Agreement, without specific request, unless otherwise indicated:

                    (i) FINANCIAL/ACCOUNTING. The Company shall process bi-weekly and special payroll checks and shall prepare and file related bi-weekly, monthly, quarterly and annual payroll tax returns for Ansan. Ansan shall use the Company's accounts payable system for processing vendor invoices and check requests and the Company shall process payments of accounts payable based upon the due dates Ansan provides in the Company's accounts payable system. The Company shall maintain the general ledger for Ansan and issue financial statements as necessary. The Company shall review tax computations and prepare for Ansan tax filings for excise tax, property tax and sales tax, income tax, franchise tax and business licenses. Ansan hereby authorizes and appoints the Company as its attorney-in-fact solely for the purpose of filing any necessary returns or filings required to be filed by Ansan pursuant to this Agreement. Ansan shall, no later than two (2) days prior to the due date for any tax payment, excluding payroll taxes, fund the amount of the tax liability previously communicated in writing to Ansan by the Company. Ansan shall use the Company's software to process routing, billing and records, and the Company shall provide related support as needed.

                    (ii) HEALTHCARE CLAIMS PROCESSING. The Company shall coordinate healthcare claims processing and premium billing and shall process periodic monthly enrollments for Ansan. Ansan shall, no later than the tenth (10th) day of each month, fund the amount of all healthcare insurance premiums as previously communicated in writing to Ansan by the Company by the fifth day of each month. The Company shall assist Ansan in its open enrollment process. The Company shall process documentation with respect to any Ansan benefit plan. The Company shall prepare necessary filings for governmental agencies related to Ansan benefit plans.

                    (iii) HUMAN RESOURCES. The Company shall provide human resource support services, including payroll and related compliance tasks, employee benefits administration, reporting requirements for federal and state agencies and compensation survey information.

                    (iv) CORPORATE AND BUSINESS DEVELOPMENT. The Company shall assist Ansan in seeking and negotiating technology licenses, corporate partnerships arrangements and equity investments.

               (b) The foregoing list of services shall not be deemed exhaustive and may be changed upon the mutual agreement of Ansan and the Company.

          2    FEES.

               (a) In consideration of the Company providing the Services to Ansan, Ansan shall pay to the Company, or to any of its subsidiaries as the Company shall designate, $7,000.00 per month during the first year of this Agreement (the "Management Fee").

               (b) The Management Fee shall be adjusted as of each subsequent anniversary date of this Agreement and will be based upon services requested by Ansan and the expected cost to the Company of providing such services.

          3    INDEMNIFICATION.

               (a) Ansan agrees to indemnify the Company and/or its subsidiaries (collectively, the "Titan Group") and the employees of the Company who provide services hereunder (the "Titan Providers," individually, a "Titan Indemnitee" and collectively, the "Titan Indemnitees"), if a Titan Indemnitee is made, or threatened to be made, a party to any action, claim or proceeding, whether civil or criminal, including any action by or in the right of Ansan, by reason of the provision of services by the Company and/or the Titan Providers to Ansan pursuant to the terms of this Agreement (other than any action by Ansan against the Company by reason of a breach of this Agreement by the Company) against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees (collectively, "Losses"); provided, however, that the foregoing indemnity shall not apply to any Losses to the extent such Losses resulted primarily from the willful misconduct, gross negligence or bad faith of a Titan

Indemnitee.

               (b) The Company shall be liable for, and agrees to indemnify Ansan against, any claim, damage or loss incurred by Ansan resulting from or arising out of any act or omission by the Company or a Titan Provider in connection with the performance or non-performance of any of the Company's duties under this Agreement to the extent that such act or omission resulted from the willful misconduct, gross negligence or bad faith of the Company or a Titan Provider.

          4    RESPONSIBILITY FOR PROVIDING COMPENSATION AND FRINGE BENEFITS TO
SERVICE PROVIDERS. The Company shall bear all of the costs and expenses of the personal compensation, fringe benefits and perquisites, including, without limitation, pension, life insurance, health insurance, hospitalization and other forms of insurance, of the Titan Providers, and such persons shall not be entitled to any compensation or benefit from Ansan for services performed for Ansan in any capacity pursuant to this Agreement.

          5    STATUS AS INDEPENDENT CONTRACTOR.  It is expressly understood between the parties hereto that all of the Titan Providers shall be independent contractors with respect to services provided by the Titan Providers to Ansan hereunder, unless and to the extent that such Titan Providers are employed separately by Ansan. It is also expressly agreed that, unless and to the extent that such Titan Providers are employed separately by Ansan, the Company shall be solely responsible for the withholding and payment of any and all taxes and other sums required to be withheld or paid by an employer pursuant to any and all state, federal or other laws with respect to all Titan Providers rendering services hereunder.

          6    WORK PRODUCT; CONFIDENTIALITY.  The Company agrees, on behalf of itself and its employees, representatives and agents, including, without limitation, the Titan Providers, that all memoranda, notes, records or other documents made or compiled by the Company and its employees, representatives and agents (including, without limitation, the Titan Providers) in the fulfillment of the Company's obligations under this Agreement or otherwise, or made available to any of them concerning any Company Information (as defined below) shall be Ansan's property and shall be delivered to Ansan upon the termination of this Agreement or at any other time upon Ansan's request. None of the Company or its employees, representatives and agents (including, without limitation, the Titan Providers) shall, directly or indirectly, knowingly use, for themselves or others, or divulge to others, other than in the ordinary course and in furtherance of the Services to be provided hereunder, any secret or confidential information, non-public information, knowledge, or data of Ansan or its collaborators (collectively, the "Company Information") obtained by any of them as a result of the Company's performance of this Agreement, unless authorized by Ansan. The provisions of this Section do not extend to any portion of such Company Information which becomes generally available to the public other than as a result of a disclosure by the recipient or its representatives, subsidiaries or affiliates, and will not be deemed to restrict the recipient from complying with any order, request or decree of any court, government or other regulatory body to produce any such information, but upon receiving notice that any such order, request or decree is being sought, the recipient will promptly give Ansan notice thereof and agree to cooperate with Ansan's efforts, if any, to contest the issuance of such order, request or decree.
The provisions of this Section shall survive the termination or expiration of this Agreement.

          7    TERM.  This Agreement will commence on the date hereof (the
"Commencement Date") and continue for one year from the Commencement Date. This Agreement shall be extended automatically for additional one year terms unless terminated by either party hereto upon prior written notice given as provided herein to the other party hereto at least 60 days prior to the anniversary of the Commencement Date. Notwithstanding the foregoing, Ansan shall have the right to terminate any of the Services provided by the Company and receive a corresponding pro rata reduction in the Management Fee with good reason upon thirty (30) days prior written notice to the Company.

          8    NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), or, if sent by overnight courier, one (1) day after deposit with an overnight courier, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

          To the Company:     Titan Pharmaceuticals, Inc.
                              400 Oyster Point Boulevard, Suite 505
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 244-4956

          To Ansan:           Ansan Pharmaceuticals,  Inc.
                              400 Oyster Point Boulevard, Suite 435
                              South San Francisco, California  94080
                              Attention:  President
                              Telecopy No.: (415) 635-0201

Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

          9    COMPLETE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, oral agreements, commitments and writings with respect to such subject matter.

          10   AMENDMENTS.  This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

          11   GOVERNING LAW.  This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within such State, without regard to the conflicts of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New Castle, State of Delaware, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

          12   ASSIGNMENT.  Neither the Company nor Ansan may assign any of its rights, benefits or duties under this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld or delayed. This Agreement is binding on and will inure to the benefit of the parties and their respective permitted successors and assigns.

          13   NO THIRD-PARTY BENEFICIARIES.  This Agreement is solely for the benefit of the parties hereto (and the Titan Indemnitees), and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          14   CAPTIONS.  Captions and section headings are used for convenience of reference only and are not part of this Agreement and may not be used in construing it.

          15   ENFORCEABILITY.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto.

          16   COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                         TITAN PHARMACEUTICALS, INC.


                         By:__________________________________
                              Name:  Louis R. Bucalo
                              Title: President and Chief Executive Officer


                         ANSAN PHARMACEUTICALS, INC.


                         By:____________________________________
                              Name:  Vaughan Shalson
                              Title:  President